                                                                    EXHIBIT 10.2

                            FIRST LEASE AMENDMENT

     This First Lease Amendment ("First Amendment") is entered into on this 13th day of November, 1998, by and between 2601 Elliott LLC, a Washington limited liability company ("Landlord") and RealNetworks, Inc., a Washington corporation ("Tenant"). Landlord and Tenant agree to all of the following terms and conditions, including the recitals.

SECTION 1:  RECITALS

1.1 On January 21, 1998, Landlord and Tenant entered into a certain lease (the "Lease") of certain Premises (the "Premises") located in the Seattle Trade and Technology Center (the "Building"). The Premises are described with greater particularity in the Lease.

1.2 Landlord and Tenant now wish to amend the Lease to provide for future expansion of the Premises on the following terms and conditions.

1.3 Capitalized words and phrases used in this First Amendment shall have the meaning given them in the Lease.

SECTION 2:  EXPANSION SPACE

2.1 The "Future Premises" is hereby redefined to be all of the interior RSF on Floor 1 in the Building, with the exceptions of (a) the portions thereof already included in the Initial Premises, (b) a certain below-described common area lobby (which may be excluded on only a temporary basis, as outlined below) and
(c) the portion thereof in excess of 25,000 RSF. Such excess portion (likely to be roughly 3,000 RSF to roughly 5,000 RSF) shall be deemed to be part of the below-described "Expansion Space" and shall hereinafter be referred to as the "Higher Rent Portion of Floor 1", because the primary reason for drawing a distinction between the Future Premises and the Higher Rent Portion of Floor 1 is that the Higher Rent Portion of Floor 1, being a part of the Expansion Space, will cost Tenant and generate to Landlord higher rent than is the case with regard to the Future Premises. The "Expansion Space" is hereby defined to be the Higher Rent Portion of Floor 1 and all of the interior RSF on Floors 2, 3 and 4 in the Building, with the exception of the portions thereof already included in the Initial Premises, and with the further exception of a certain below-described common area lobby (which may be excluded on only a temporary basis, as outlined below). In other words, the Expansion Space is made up of
(a) the Higher Rent Portion of Floor 1, (b) roughly the south half of Floors 2 and 3, each of which half floor contains roughly 30,000 RSF, and (c) roughly 25,000 RSF on Floor 4, yielding an Expansion Space totaling approximately 90,000 RSF. The Floor 2 portion of the Expansion Space shall hereinafter be referred to as "Expansion Space Two"; the Floor 3 portion of the Expansion Space shall hereinafter be referred to as "Expansion Space Three" ; and the Floor 4 portion of the Expansion Space shall hereinafter be referred to as "Expansion Space Four".

2.2 The RSF in the Expansion Space shall be measured in accordance with Section 2(a) of the Lease. Landlord and Tenant acknowledge and agree that the Future Premises and all of the Expansion Space will forever exclude an exterior entrance (on Floor 1) and small elevator lobby (on Floors 1 through 4) in the southeast corner of the Building, which entrance and lobby shall serve the occupants of the Ground Floor and Floor 5. The location and approximate dimensions of such southeast entrance and lobby are shown on the floor plan attached hereto as Exhibit A, and

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incorporated herein by this reference. In addition, at least until such time as
Tenant has occupied all of the Expansion Space and the Future Premises, the Future Premises shall also exclude an exterior entrance and common area elevator lobby located on the eastern side of the Future Premises north of the loading docks (such entrance and lobby shall hereinafter be referred to as the "South Building Lobby"). The location and approximate dimensions of the South Building Lobby are shown on Exhibit A. Finally, at least until such time as Tenant has occupied all of the Expansion Space and the Future Premises, Expansion Space Two will exclude the skybridge entrance and common area lobby located on the eastern side of Expansion Space Two immediately adjacent to the skybridge (such entrance and lobby shall hereinafter be referred to as the "Skybridge Lobby"). The location and approximate dimensions of the Skybridge Lobby are shown on the floor plan attached hereto as Exhibit A and incorporated herein by this reference. The Art Institute of Seattle ("AIS") is the current tenant of the Ground Floor and Floor 5. Under its lease, AIS's staff and employees (as distinct from students) have the right to enter the Building at the Skybridge Lobby and to then take an elevator in the Skybridge Lobby to the South Building Lobby, at which point they must exit the Building and re-enter at the above-described southeast entrance and lobby or at their newly created entrance on the southwest corner of the Ground Floor. If AIS relinquishes such rights to the Skybridge Lobby and the South Building Lobby on or before the date on which Tenant occupies all of the Expansion Space and the Future Premises, which Landlord currently thinks is likely, then, once Tenant has occupied all of the Expansion Space and the Future Premises, the Future Premises and Expansion Space Two will include the South Building Lobby and the Skybridge Lobby, respectively. If, on the other hand, AIS does not relinquish such rights on or before the date on which Tenant occupies all of the Expansion Space and the Future Premises, then the Future Premises and Expansion Space Two will exclude the South Building Lobby and the Skybridge Lobby, respectively, throughout the entire term of the Lease. Finally, Sections 2(b) and 2(c) of the Lease are hereby revised by deleting all references to the "AIS Elliot Level Space".

2.3 In lieu of having the right to designate the location of the Future Premises through July 1, 1999, as such right is outlined in Section 2(c) of the Lease, Landlord shall have the right through July 1, 1999 to reverse Expansion Space Three and Expansion Space Four, so that the Floor 3 portion of the Expansion Space shall become Expansion Space Four and the Floor 4 portion of the Expansion Space shall become Expansion Space Three.

SECTION 3:  EXPANSION SPACE COMMENCEMENT AND EXPIRATION DATES

3.1 The Premises shall be expanded to include each of the three portions of the Expansion Space (excluding the Higher Rent Portion of Floor 1) on the applicable "Expansion Space Commencement Date" outlined below. The "Expansion Space Commencement Dates" shall be the earlier of (a) the date on which Tenant occupies all or any portion of the Expansion Space in question or (b) the applicable date outlined below, subject to substantial completion of Landlord's Work as described below:


              Expansion Space                          Date
              ---------------------------------  ----------------

              Expansion Space Two                 August 1, 2000
              Expansion Space Three               April 1, 2001
              Expansion Space Four                December 1, 2001

     In addition, Section 3(a) of the Lease is hereby revised to provide that the "FP Commencement Date" shall be the earlier of (a) the date on which Tenant occupies all or any portion

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of the Future Premises or (b) November 1, 1999, subject to substantial completion of Landlord's Work as described below. The Premises shall also be expanded to include the Higher Rent Portion of Floor 1 on the FP Commencement Date. In all events, Landlord shall deliver the Expansion Space in question (and the Future Premises) to Tenant with the Landlord's Work in substantially complete condition at least seventy-five (75) days prior to the above-specified outside Expansion Space Commencement Date or FP Commencement Date, as the case may be. For example, Landlord must deliver the Future Premises to Tenant with the Landlord's Work in substantially complete condition on or before August 17, 1999. As is provided in Section 3(a) of the Lease, Tenant shall, with regard to all of the Expansion Space and the Future Premises, "in all events and at all times diligently and in good faith endeavor to complete its tenant improvements as soon as is reasonable possible", Tenant "will occupy [the Expansion Space in question and the Future Premises] promptly after substantial completion of such tenant improvement work" and Landlord shall, with regard to all of the Expansion Space and the Future Premises, "allow Tenant's tenant improvement contractor to begin the TI Work...prior to substantial completion of the Landlord's Work, provided that such does not unreasonably interfere with completion of the Landlord's Work, and Tenant hereby agrees that it will direct its tenant improvement contractors to avail themselves of such opportunity, provided such does not materially increase the cost of completion of the TI Work."

3.2 Tenant's lease of the Expansion Space and the Future Premises shall expire on the Expiration Date, subject to the terms of Section 3(b) of the Lease, which
Section 3(b) shall apply to the entire Premises, including the Expansion Space and the Future Premises, but not to any portion thereof.

3.3 The terms of Section 3(c) of the Lease shall not apply to the Expansion Space or any portion thereof other than the Higher Rent Portion of Floor 1 (such
Section 3(c) shall, however, continue to apply to the Future Premises and the Initial Premises, and such Section 3(c) shall apply to the Higher Rent Portion of Floor 1).

SECTION 4:  EXPANSION SPACE RENT

     Commencing on the Expansion Space Commencement Date in question for that portion of the Expansion Space (and, with regard to the Higher Rent Portion of Floor 1, commencing on the FP Commencement Date), Tenant shall pay basic monthly rent and additional rent on the applicable portion of the Expansion Space in accordance with the terms of Sections 4(a), 4(c), 5, 6 and other applicable Lease provisions, with the exception that the basic monthly rent applicable to all of the Expansion Space shall be fixed at the rate of Twenty Dollars ($20.00) per RSF per year throughout the initial Lease term (but it shall be subject to adjustment during the Additional Term, if applicable, in accordance with the terms of Section 3(b) of the Lease). In other words, Section 4(b) of the Lease shall continue to apply with full force and effect to the Initial Premises and the Future Premises, but such Section shall not apply to the Expansion Space. However, again, the terms of Section 5 of the Lease shall apply with equal force and effect to the Initial Premises, the Future Premises and the Expansion Space.

SECTION 5:  EXPANSION SPACE DEPOSIT

     Within ten (10) business days after the execution date of this First Amendment, Tenant shall increase its Escrowed Deposit from $6,000,000 to $10,000,000. Thus, all references to "$6,000,000" in Sections 1(h) and 7 of the Lease are hereby revised to read "$10,000,000". As a result, the $10,000,000 is subject to all of the terms and conditions of Section 7 of the Lease including, but not limited to, the terms regarding Escrowed Deposit versus letter of credit (Landlord agrees that the

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Escrowed Deposit shall be used instead of a letter of credit so long as the
Escrowed Deposit conditions outlined in the "Notwithstanding the foregoing, if the Escrowed Deposit provides..." sentence in Section 7 are satisfied) and the terms regarding the release of the Escrowed Deposit/letter of credit upon Tenant's achievement of an S&P Corporate Credit Rating equivalent to what was BBB- as of January 21, 1998. Moreover, the $10,000,000 will be held by US Bank under and subject to the terms of the existing Agreement for Pledge in Lieu of Letter of Credit entered into between Landlord, Tenant and US Bank as of April 1, 1998, and Landlord and Tenant hereby agree to promptly execute a commercially reasonable amendment document confirming the same.

SECTION 6:  TENANT IMPROVEMENT PLEDGE ACCOUNT

     Pursuant to Section 11(b) of the Lease, Tenant currently has on account with Landlord's construction lender, US Bank, a TI Work pledge account in the amount of $3,700,000. In lieu of increasing such sum significantly as a result of Tenant's current knowledge as to the cost of the TI Work, Landlord and Tenant have agreed to hereby amend Section 11(b) to provide simply that the full amount of such $3,700,000 shall remain on account with Landlord's lender, as such lender may change from time to time, until lien free completion of the TI Work on Expansion Space Two (e.g., absent a mutually agreed upon acceleration of takedown dates, until roughly August of 2000, assuming the space taken on or around August, 2000 has been completed in accordance with the terms of subsection (e) of Section 11(b) by August of 2000). In other words, until lien free completion of the TI Work on Expansion Space Two, Tenant shall not draw from such account, Tenant shall not be obligated to increase the $3,700,000 in such account, nor shall Tenant be entitled to reduce the $3,700,000 in such account. Rather, the $3,700,000 will remain fixed through the lien free completion of the TI Work on Expansion Space Two. As of the lien free completion of the TI Work on Expansion Space Two, the TI Work pledge account shall be reduced by $700,000 to $3,000,000. The $3,000,000 will remain fixed in the account, without any increases or decreases thereto or draws therefrom, until lien free completion of the TI Work on Expansion Space Three. Upon lien free completion of the TI Work on Expansion Space Three, the TI Work pledge account shall be reduced by an additional $1,500,000, leaving $1,500,000. Such balance of $1,500,000 shall remain fixed in the account, without any increases or decreases thereto and without any draws therefrom, until lien free completion of the TI Work on Expansion Space Four, at which time it shall be refunded in full to Tenant. As used in this Section 6, "lien free completion of the TI Work" requires the evidence outlined in subsection (e) of Section 11(b) of the Lease. All of the provisions pertaining to such pledge account outlined in Section 11(b) shall continue in full force and effect, except to the extent they are inconsistent with the foregoing terms of this Section 6. Thus, for example, subsections (a), (b) and (c) shall continue in full force and effect, but subsection (d) is hereby deleted and subsection (e) is hereby modified as outlined above to allow partial disbursements upon the lien free completion of TI Work on Expansion Space Two and Expansion Space Three, with the full balance being disbursed upon the lien free completion of the TI Work on Expansion Space Four. Promptly after full execution of this First Amendment, Landlord and Tenant shall enter into a commercially reasonable amendment consistent with the foregoing of the existing Disbursement, Subordination, Attornment and Non-disturbance Agreement dated as of April 1, 1998, which document currently governs the $3,700,000 pledge account (Landlord's and its lender's right to apply the pledge account funds to complete TI Work in the event of a default by Tenant under Section 11 of the Lease, as such right is outlined in paragraph 3.4 of the Disbursement, Subordination, Attornment and Non-Disturbance Agreement, shall remain unchanged, except that it, like the other pledge account provisions, shall be modified to apply to the Expansion Space TI Work as well).

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

SECTION 7:  PARKING

     Tenant's right to two parking permits per 1,000 RSF in the Initial Premises and Future Premises shall continue in full force and effect. In addition, Tenant shall have the right to 1.5 parking permits in the Garage for each 1,000 RSF of Expansion Space on which Tenant is then paying base monthly rent. Such additional parking permits shall be subject to the same terms and conditions as outlined in Section 30(s) of the Lease, with the exception that subsection (v) is hereby amended to entitle Landlord, after the Expansion Space Commencement Date for Expansion Space Two, to valet park a total of two hundred (200) of Tenant's permits on the terms outlined in such subsection (v) (prior to the Expansion Space Commencement Date for Expansion Space Two, Landlord shall continue to have its existing right to valet park up to 100 of Tenant's permits on the terms outlined in subsection (v)).

SECTION 8: EXHIBIT C CHANGES

     All of the terms and conditions of Exhibit C to the Lease shall apply with full force and effect to the Expansion Space, except as provided below:

8.1 Section 2(A) is hereby supplemented by substituting "that date which is six months prior to each Expansion Space Commencement Date for the portion of the Expansion Space in question" for "May 31, 1998" for purposes of the Expansion Space (the May 31, 1998 date continues to be the date that applied to the Initial Premises).

8.2 Section III(B) is hereby supplemented by substituting "one percent (1%)" for "two and one-half percent (2 1/2%)" in the last sentence for purposes of the Expansion Space (the 2 1/2% construction management fee shall continue to apply with regard to the Initial Premises and the Future Premises).

8.3 Section IV(A) and Section 34 of the Lease shall not apply to the Expansion Space.

8.4  Regarding Schedule I to Exhibit C:

     (i) there shall be no additional allowance for pads/base supports for tenant satellite dishes;

     (ii) the demising walls separating the Initial Premises from the Expansion Space shall be demolished at Tenant's expense as part of the TI Work;

     (iii) the restrooms in the Expansion Space and Future Premises shall be remodeled in accordance with the plans and specifications attached hereto as Exhibit B by Landlord at Landlord's expense within the next several months, but Tenant acknowledges that Landlord will have no further obligations regarding restrooms in the Expansion Space or the Future Premises;

     (iv) the $15, 000 allowance for a security wall pertains only to the Initial Premises; it shall not apply proportionately or otherwise to the Expansion Space;

     (v) the mechanical system serving the Expansion Space shall provide a proportionate amount of cooling capacity in the Expansion Space as is currently required for the Initial Premises; and

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

     (vi) the location of mechanical rooms, air shafts and ducting from exterior perimeter walls in the Expansion Space shall be dealt with the same way such issues are required to be dealt with in the Future Premises (see the last two sentences on the second page of Schedule
           I).

SECTION 9: MISCELLANEOUS

9.1 First Month's Rent - Expansion Space. Sections 1(h) and 7 of the Lease are hereby supplemented to provide that Tenant shall pay the first month's rent for each portion of the Expansion Space on or before that day which is six (6) months prior to the anticipated Expansion Space Commencement Date for the portion of the Expansion Space in question. For example, absent a mutually agreed upon acceleration of the takedown date in question, Tenant shall pay approximately $46,667 (28,000 x $20 / 12) as the prepaid first month's rent for Expansion Space Two on or before February 1, 2000.

9.2 Commission. Section 30(m) is hereby supplemented to provide that Landlord shall pay a consulting fee to Tenant in the amount of $1.00 per RSF of Expansion Space, 1/2 of which shall be due within 10 business days of full execution of this First Amendment and the remaining 1/2 of which shall be due upon the occupancy of Expansion Space Two. In return, and subject to the payment of the foregoing consulting fee, Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities or claims for brokerage commissions or finders fees which arise from or out of any agreements made by Tenant, including, but not limited to, any claims made by Douglas Hanafin and/or Washington Partners.

9.3 Assignment. Section 18(a) is hereby revised by substituting the phrase "$10,000,000 Escrowed Deposit / letter of credit" for the phrase "$6,000,000 Escrowed Deposit / letter of credit".

9.4 Signage. Section 29(iii) is hereby revised by substituting the phrase "until and unless Tenant vacates, abandons, subleases or assigns its rights (other than in a transaction that does not require Landlord's approval pursuant to Section 18) to more than twenty-five percent (25%) of the total number of RSF in the Initial Premises, Future Premises and Expansion Space" for the phrase "if and so long as Tenant occupies at least seventy-five percent (75%) of the RSF in the Building".

9.5 Satellite Dishes. Section 30(p)(i) is hereby revised to provide that the 55% allocation shall be increased to 64% on the Expansion Space Commencement Date for Expansion Space Two; to 73% on the Expansion Space Commencement Date for Expansion Space Three; and to 82% on the Expansion Space Commencement Date for Expansion Space Four. In addition, Section 30(p) is hereby supplemented by adding the following:

     So as to enable Landlord to make roof equipment commitments to others (subject to the restrictions outlined in Section 30(p)), if Tenant is not using all of the portions of the roof to which it is entitled hereunder at a given time, Tenant hereby agrees to advise Landlord from time to time upon request as to what portion of its roof entitlements it is prepared to relinquish, if any, and for how long (Tenant shall make such determination reasonably and in good faith).

9.6 Contingencies. Landlord and Tenant acknowledge and agree that Landlord has waived its contingencies outlined in Section 31 and that Section 31 is hereby deleted in its entirety.

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

9.7 Right of First Offer. Section 33 is hereby revised to provide that the Floor 5 space currently occupied by AIS shall be deemed to be RFO Space provided that all of it becomes available at one time.

SECTION 10:  ALL OTHER TERMS REMAIN THE SAME

     To the extent not inconsistent with the foregoing, all of the terms and conditions of the Lease shall continue in full force and effect and shall apply, except to the extent the context suggests otherwise, to the Expansion Space.


LANDLORD                                      TENANT
--------                                      ------


2601 Elliot LLC, a Washington                 RealNetworks, Inc., a Washington
limited liability company                     corporation


By: /s/ Jeffrey A. Roush                      By: /s/ Paul Bialek
    --------------------------                    ---------------------------
        Jeffrey A. Roush,                             Paul Bialek
        Managing Member                          Its: Sr. Vice President
                                                      and CFO

STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

     On this ___ day of __________, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Jeffrey A. Roush, known to me to be the Managing Member of 2601 Elliott LLC, a Washington limited liability company, the limited liability company that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

     WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.


                                       _____________________________________
                                       Signature

                                       _____________________________________
                                       Print Name
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at_____________.
                                       My commission expires_______________.



STATE OF WASHINGTON     )
                        ) ss.
COUNTY OF KING          )

     On this ___ day of __________, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared __________________________, known to me to be the ____________________________ of RealNetworks, Inc., a Washington corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

     WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.


                                       _____________________________________
                                       Signature

                                       _____________________________________
                                       Print Name
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at______________.
                                       My commission expires _______________.

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